QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.50

LTC PROPERTIES, INC.

LTC PROPERTIES, INC. 2004 STOCK OPTION PLAN
NONSTATUTORY STOCK OPTION AGREEMENT

        LTC Properties, Inc., a Maryland corporation (the "Corporation"), and «Optionee», an employee of the Corporation or one of its Subsidiaries (the "Optionee"), for good and valuable consideration the receipt and adequacy of which are hereby acknowledged and intending to be legally bound hereby, agree as follows:

  1.
  Grant of Option.    The Corporation hereby confirms that on «Date», the Corporation's Board of Directors approved the grant to the Optionee on «Grantdate» (the "Date of Grant") of an option (the "Option") to purchase «Amount» shares of Common Stock, par value $0.01 per share, of the Corporation (the "Common Stock") at an option price of $«Price» per share, under and subject to the terms and conditions of the Corporation's 2004 Stock Option Plan (the "Plan") and this Agreement. The Plan is incorporated by reference and made a part of this Agreement as though set forth in full herein. Terms which are capitalized but not defined in this Agreement have the same meaning as in the Plan unless the context otherwise requires.

    The Option confirmed hereby is a "nonstatutory stock option," i.e., a stock option which does not qualify under section 422 or section 423 of the Internal Revenue Code of 1986, as amended. Subject to the provisions of (i) Section 5.3(b) of the Plan regarding exerciseability of stock options upon termination of employment, and (ii) Section 8.1 of the Plan regarding exerciseability of stock options after the death of Optionee, the Option is exercisable in accordance with the following schedule set forth below:

      On or after «1anniversary», «onethird» shares subject to the Option; and

      On or after «2anniversary», «onethird» shares subject to the Option; and

      On or after «3anniversary», «onethird» shares subject to the Option; and

    and unexercised options will expire at the close of business on the seven year anniversary of each above exercise date. For purposes of the foregoing schedule, any fractional shares shall be rounded up to the next whole share. Notwithstanding the foregoing, the Committee may in its discretion authorize the acceleration of the date on which the Option may be exercised.

  2.
  Acceptance of Grant of Option.    The Optionee accepts the grant of the Option confirmed by this Agreement, acknowledges having received a copy of the Plan and agrees to be bound by the terms and provisions of the Plan, as the Plan may be amended from time to time; provided, however, that no alteration, amendment, revocation or termination of the Plan will, without the written consent of the Optionee, adversely affect the rights of the Optionee with respect to the Option.

  3.
  Option Not Transferable.    The Option shall not be transferable otherwise than by Will or by the laws of descent and distribution of the state of domicile of the Optionee at the time of death, and the Option shall be exercisable during the lifetime of the Optionee only by the Optionee.

  4.
  Procedure for Exercise of Option.    The Option may be exercised only by execution and delivery by the Optionee to the Corporation of an exercise form attached as Exhibit A. Each exercise form must set forth the number of whole shares of Common Stock as to which the Option is exercised and must be dated and signed by the person exercising the Option. Subject to the last sentence of this Section 4, the exercise is not effective until the Corporation receives payment of the full option price for the number of shares of Common Stock as to which the Option is exercised. The option price may be paid in cash in United States dollars (including check, bank draft or money order), which may include cash forwarded through a broker or other agent-sponsored exercise or financing program, discussed in the second succeeding paragraph, in shares of already-owned Common Stock with a fair market value (determined as provided in the Definitions of the Plan) on the date of exercise equal to such option price, or any combination of cash and such shares equaling such option price; provided, however, that (i) any portion of the option price representing a fraction of a share shall be paid by the Optionee in cash and (ii) no shares of already-owned Common Stock which have been held for less than six months may be delivered in payment of the option price.

    The Corporation shall advise any person exercising the Option in whole or in part with shares of already-owned Common Stock as to the amount of any cash required to be paid to the Corporation representing a fraction of a share, and such person will be required to pay any such cash directly to the Corporation before any distribution of certificates representing shares of Common Stock will be made. The person exercising the Option should execute the form of assignment on the back of the certificate or should deliver an executed Assignment Separate from Certificate with respect to each stock certificate delivered in payment of the option price. Delivery of shares of already-owned Common Stock in payment of the option price may also be accomplished through the effective transfer to the Corporation of shares held through a broker or other agent.

    The Optionee may choose to exercise an Option by participating in a broker or other agent-sponsored exercise or financing program. If the Optionee so chooses, the Corporation will deliver the shares of Common Stock acquired pursuant to the exercise of the Option to the broker or other agent, as designated by the Optionee, and will cooperate with all other reasonable procedures of the broker or other agent to permit participation by the Optionee in the sponsored exercise or financing program. Notwithstanding any procedures of the broker or other agent-sponsored exercise or financing program, no exercise of an Option shall be deemed to occur and no shares of Common Stock will be issued until the Corporation has received full payment in cash (including check, bank draft, or money order) for the option price from the broker or other agent.

    If a person other than the Optionee exercises the Option, the exercise material must include proof satisfactory to the Corporation of the right of such person to exercise the Option, and the signature on all certificates or Assignments Separate from Certificate for shares delivered in payment of the option price must be guaranteed by a commercial bank or trust company or by a firm having membership in the New York Stock Exchange, Inc., the American Stock Exchange, Inc., or the National Association of Securities Dealers, Inc.

    The date of exercise of the Option is the date on which the exercise form or forms, proof of right to exercise (if required) and payment of the option price in cash or shares of already-owned Common Stock are received by the Corporation at the address set forth on the cover page of this Agreement, (or in the case of cash, by effective transfer to the Corporation's account). For purposes of determining the date of exercise where payment of the option price is made in shares of already-owned Common Stock, any cash required to be paid to the Corporation with respect to a fraction of a share shall not be taken into account in determining whether payment of the option price has been made.

  5.
  Issuance of Certificates.    Subject to the second paragraph of Section 4 of this Agreement and this Section 5, the Corporation will issue a certificate or certificates representing the number of shares of Common Stock for which the Option is exercised as soon as practicable after the date of exercise. In lieu of certificates, the Corporation may cause all or part of such shares to be transferred to an account of the person exercising the option with a broker or other agent. Unless the person exercising the Option otherwise directs the Corporation in writing, the certificate or certificates will be registered in the name of the person exercising the Option and delivered to such person. If the option price is paid in whole or in part with shares of already-owned Common Stock, the Corporation will issue at the same time and return it to the person exercising the Option a certificate representing the number of any excess shares included in any certificate or certificates delivered to the Corporation at the time of exercise.

    Under Section 6.3 of the Plan, the obligation of the Corporation to issue shares on exercise of an option is subject to the effectiveness of a Registration Statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel to the Corporation, the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange on which the Common Stock shares may then be listed and all other applicable laws, regulations, rules and orders which may then be in effect. The Corporation is not obligated to file such a Registration Statement. If at the time of exercise of the Option, no such Registration Statement is in effect, the issuance of shares on exercise of the Option may also be made subject to such restrictions on the transfer of the shares, including the placing of an appropriate legend on the certificates restricting the transfer thereof, and to such other restrictions as the Committee, on the advice of counsel, may deem necessary or appropriate to prevent a violation of applicable securities laws.

  6.
  Withholding of Taxes; Notice by Optionee of Disposition of Shares Acquired Upon Exercise of Option.    State, local or foreign income or employment taxes may be required to be withheld by the Corporation or a Subsidiary on any compensation income resulting from the Option, and the Optionee will pay any such taxes directly to the Corporation or Subsidiary upon request.

    If the Optionee does not pay any taxes required to be withheld directly to the Corporation or a Subsidiary within 10 days after any request referred to in the preceding paragraph, the Corporation or any of its Subsidiaries may withhold such taxes from any other compensation to which the Optionee is entitled from the Corporation or any of its Subsidiaries. The Optionee shall hold the Corporation and its Subsidiaries harmless in acting to satisfy the withholding obligation in this manner if it becomes necessary to do so.

  7.
  Interpretation of Plan and Agreement.    This Agreement is the stock option agreement referred to in Section 3.1 of the Plan. If there is any conflict between the Plan and this Agreement, the provisions of the Plan will control. Any dispute or disagreement which arises under or in any way relates to the interpretation or construction of the Plan or this Agreement will be resolved by the Committee and the decision of the Committee will be final, binding and conclusive for all purposes.

  8.
  Effect of Agreement on Rights of Company and Optionee.    This Agreement does not confer any right on the Optionee to continue as an employee of the Corporation or any of its subsidiaries or interfere in any way with the rights of the Corporation or any Subsidiary to terminate the employment of the Optionee.

  9.
  Binding Effect.    This Agreement will be binding upon the successors and assigns of the Corporation and upon the legal representatives, heirs and legatees of the Optionee.

  10.
  Entire Agreement.    This Agreement constitutes the entire agreement between the Corporation and the Optionee and supersedes all prior agreements and understandings, oral or written, between the Corporation and the Optionee with respect to the subject matter of this Agreement.

  11.
  Amendment.    This Agreement may be amended only by a written instrument signed by the Corporation and the Optionee.

  12.
  Section Headings.    The Section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of any of the provisions of this Agreement.

  13.
  Governing Law.    This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of California.

        IN WITNESS WHEREOF, the Corporation and the Optionee have executed this Agreement as of the Date of Grant.

LTC PROPERTIES, INC.
By:
Name:	«CompCommChair»
Title:	Chairman, Compensation Committee
OPTIONEE:
«Optionee»

EXHIBIT A

LTC PROPERTIES, INC.

2004 STOCK OPTION PLAN

EXERCISE NOTICE

LTC Properties, Inc.
22917 Pacific Coast Hwy, Suite 350
Malibu, California 90265

        1.    Exercise of Option.    Effective as of today,                         , the undersigned ("Purchaser") hereby elects to purchase            shares (the "Shares") of the Common Stock of LTC Properties, Inc. (the "Corporation") under and pursuant to the 2004 Stock Option Plan (the "Plan") and the Stock Option Agreement dated                        , (the "Option Agreement"). Subject to adjustment, if any, in accordance with Section 8.3 of the Plan, the purchase price for the Shares shall be $            , as required by the Option Agreement.

        2.    Delivery of Payment.    Purchaser herewith delivers to the Corporation the full purchase price for the Shares.

        3.    Representations of Purchaser.    Purchaser acknowledges that Purchaser has received, read and understood the Plan and Option Agreement and agrees to abide by and be bound by their terms and conditions.

        4.    Rights as Stockholder.    Until the issuance (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation) of the Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 8.3 of the Plan.

        5.    Tax Consultation.    Purchaser understands that Purchaser may suffer adverse tax consequences as a result of the Purchaser's purchase or deposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Corporation for any tax advice.

        6.    Entire Agreement; Governing Law.    The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Corporation and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Corporation and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

Submitted by:	Accepted by:
PURCHASER:	LTC PROPERTIES, INC.
Signature	By
Print Name	Its
Address:	Address:
22917 Pacific Coast Hwy, Suite 350
Malibu, California 90265

QuickLinks

LTC PROPERTIES, INC. LTC PROPERTIES, INC. 2004 STOCK OPTION PLAN NONSTATUTORY STOCK OPTION AGREEMENT
EXHIBIT A LTC PROPERTIES, INC. 2004 STOCK OPTION PLAN EXERCISE NOTICE